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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 25, 1999




                                BIONUTRICS, INC.
             (Exact name of registrant as specified in its charter)



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         NEVADA                                        0-22011                                         86-0760991
         (State or other                        (Commission File No.)                         (IRS Employer ID No.)
jurisdiction of incorporation)
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            2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (602) 508-0112
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Item 2.  Acquisition or Disposition of Assets / Item 5.  Other Events

         On June 25, 1999, Registrant and AC HUMKO CORP. entered into a new 50/50 joint venture wherein InCon Technologies, Inc., a wholly-owned subsidiary of registrant ("InCon"), transferred substantially all of its assets to a newly formed limited liability company, for which it received a payment of $3,000,000 and a 50% interest in the joint venture. InCon Processing, L.L.C. will take over substantially all of the business currently engaged in by InCon relating to toll processing, molecular separation, and the design and sale of molecular separation facilities. AC HUMKO CORP. made a $3,000,000 capital contribution to the new venture. Each party will make an initial capital contribution for working capital of $200,000. The joint venture will be managed by representatives from AC HUMKO CORP. and Bionutrics together with executive officers from InCon. After a transition period, the joint venture will employ certain personnel from InCon. InCon Processing, L.L.C. expects to utilize the InCon expertise to expand its existing business and to expand its business into processing micronutrients that would be available for food grade products. Daniel Antonelli, the Chief Executive Officer of AC HUMKO CORP., is also a director of Bionutrics.

         In connection with the creation of the joint venture, registrant and AC HUMKO CORP. have amended the terms of the perpetual profit-sharing interest Bionutrics has in AC HUMKO CORP.'s U.S. rice bran business. The amendment to the Asset Purchase Agreement entered into in August 1998 provides for a royalty payment of a flat 15% of net earnings before all taxes (EBIT) and removes previous earnings hurdles.

         AC HUMKO CORP. is a national leader in vegetable oil manufacturing and rice milling. It has extensive experience manufacturing private label brands and oil -- based ingredient product lines. Today, AC HUMKO CORP. is a U.S. subsidiary of the $8.5 billion Associated British Foods, Plc.

Exhibits:

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         10.24    Master Formation Agreement for InCon Processing, L.L.C. among
                  AC HUMKO CORP., InCon Technologies, Inc., InCon International, Inc., Nutrition Technology Corporation, and Bionutrics, Inc., dated June 25, 1999.*

         10.25 Members Agreement for InCon Processing, L.L.C., between AC HUMKO CORP. and InCon Technologies, Inc., dated June 25, 1999.*

         10.26    First Amendment to Agreement for Purchase and Sale of Assets.

         * A portion of the exhibits as noted therein has been redacted pursuant to a request for confidential treatment filed with the Commission. The omitted information has been filed separately.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 12, 1999                       BIONUTRICS, INC.



                                    By:/s/ Ronald H. Lane
                                       ----------------------------------------
                                        Ronald H. Lane
                                        President and Chief Executive Officer

                                    By:/s/Karen J. Harwell
                                       ----------------------------------------
                                        Karen J. Harwell
                                        Controller and Chief Accounting Officer
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                                 Exhibit Index

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   Exhibit No.    Description
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         10.24    Master Formation Agreement for InCon Processing, L.L.C. among
                  AC Humko Corp., InCon Technologies, Inc., InCon International, Inc., Nutrition Technology Corporation, and Bionutrics, Inc., dated June 25, 1999.*

         10.25 Members Agreement for InCon Processing, L.L.C., between AC Humko Corp. and InCon Technologies, Inc., dated June 25, 1999.*

         10.26    First Amendment to Agreement for Purchase and Sale of Assets.

         * A portion of the exhibits as noted therein has been redacted pursuant to a request for confidential treatment filed with the Commission. The omitted information has been filed separately.
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